UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report:  June 8, 2012

A & B II, Inc.

(Exact name of registrant as specified in its charter)

Hawaii	001-35492	45-4849780
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

822 Bishop Street, P.O. Box 3440

Honolulu, Hawaii 96801

(Address of principal executive offices) (zip code)

Registrant’s telephone number, including area code:  (808) 525-6611

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

The information included in Item 3.03 of this Current Report on Form 8-K with respect to the Rights Agreement (as defined therein) is incorporated by reference into this item.

Item 3.03                                             Material Modification to Rights of Security Holders.

On June 8, 2012, the Board of Directors of A & B II, Inc. (the “Company”) declared a dividend distribution of one preferred stock purchase right (a “Right”) for each outstanding share of the Company’s common stock, without par value (the “Common Stock”).  The distribution is payable to Alexander & Baldwin Holdings, Inc. (“Holdings”), the Company’s sole stockholder of record at the close of business on June 8, 2012.  Each Right issued will be subject to the terms of a rights agreement, dated as of June 8, 2012 (the “Rights Agreement”), between the Company and Computershare Shareowner Services LLC, as Rights Agent. In connection with the Rights Agreement, the Company filed with the Director of the Department of Commerce & Consumer Affairs of the State of Hawaii a resolution authorizing 150,000 shares of Series A Junior Participating Preferred Stock (the “Resolutions”).

The Rights initially trade with, and are inseparable from, the Company’s Common Stock.  Initially, the Rights are not represented by separate certificates.  New Rights will accompany any new shares of Common Stock the Company issues until the date on which the Rights are separated from the Company’s Common Stock and exercisable as described below.

Until the date the Rights become exercisable, certificated or book-entry ownership of Common Stock will evidence the Rights, and any transfer of shares of Common Stock (including the distribution of shares of Common Stock by Holdings to its shareholders in the previously-announced spin-off of the Company) will constitute a transfer of the Rights associated with the shares of Common Stock.  After the date the Rights separate from the Common Stock and become exercisable, the Rights will be evidenced by book-entry credits or by rights certificates that the Company mails to all eligible holders of Common Stock.  Any of the Rights held by an acquiring person (as described below) will be void and may not be exercised.

Exercisability. Each Right will not be separated from the Common Stock and exercisable until:

•                  ten business days after the public announcement that a person or group has become an “acquiring person” by acquiring beneficial ownership of 15% or more of the outstanding shares of Common Stock, other than as a result of repurchases of stock by the Company or certain inadvertent actions by institutional or certain other shareholders, or, if earlier,

•                  ten business days (or a later date determined by the Board) after a person or group commences a tender or exchange offer that, if completed, would result in that person or group becoming an acquiring person.

Exercise Price.  Each Right allows its holder to purchase from the Company one one-thousandth of a share (a “Unit”) of the Company’s Series A Junior Participating Preferred Stock, without par value (the “Preferred Stock”), for $125 per Unit, subject to adjustment, once the Rights become separated from the Common Stock and exercisable.  Prior to its exercise, a Right does not give its holder any dividend, voting or liquidation rights.  While the distribution of the Rights will not be taxable to stockholders or to the Company, stockholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Common Stock (or other consideration) of the Company or for common stock of the acquiring company or in the event of the redemption of the Rights as set forth below.

Preferred Share Provisions.  Each share of Preferred Stock purchasable upon exercise of the Rights:

•                  will not be redeemable;

•                  when, as and if declared by the Board out of funds legally available for the purpose, will entitle holders to quarterly dividends payable in cash equal to the greater of $10 per share or a per share amount equal to 1,000 times the dividend paid on one share of Common Stock;

•                  will entitle holders upon liquidation to receive a preferential liquidation payment equal to $1,000 per share plus any accrued and unpaid dividends and distributions;

•                  will have 1,000 votes voting together with the Common Stock, unless at any time dividends on any shares of Preferred Stock are in arrears in an amount equal to six quarterly dividends, in which case holders of all the preferred stock of the Company (including the Preferred Stock) with dividends in arrears in an amount equal to six quarterly dividends, voting as a class, shall have the right to elect two directors; and

•                  in the event shares of Common Stock are exchanged in a merger, consolidation, combination or similar transaction, will entitle holders to a receive 1,000 times the amount received for one share of Common Stock.

The value of one one-thousandth interest in a share of Preferred Stock should approximate the value of one share of Common Stock.

Consequences of a Person or Group Becoming an Acquiring Person.

•                  Flip In. If a person or group becomes an acquiring person, all holders of the Rights except the acquiring person may, for $125 per Right, purchase shares of the Company’s Common Stock with a market value of $250, based on the market price of the Company’s Common Stock (determined pursuant to the terms of the Rights Agreement) prior to such acquisition.

•                  Flip Over. If the Company is later acquired in a merger or similar transaction after the date the Rights become exercisable, all holders of the Rights except the acquiring person may, for $125 per Right, purchase shares of the acquiring corporation with a market value of $250, based on the market price of the acquiring corporation’s stock (determined pursuant to the terms of the Rights Agreement) prior to such transaction.

Expiration.  The Rights expire at 5:00 P.M., New York City time, on June 8, 2013, unless the Rights are earlier redeemed, exchanged or terminated.

Redemption.  The Board may redeem the Rights for $0.001 per Right at any time up to ten business days after a person or group acquires beneficial ownership of 15% or more of the outstanding shares of Common Stock.  If the Board redeems any of the Rights, it must redeem all of the Rights.  Once the Rights are redeemed, the only right of the holders of the Rights will be to receive the redemption price of $0.001 per Right.  The redemption price will be adjusted if the Company has a stock split or issues stock dividends on the Common Stock.

Exchanges.  After a person or group becomes an acquiring person, but before an acquiring person owns 50% or more of outstanding Common Stock, the Board may extinguish the Rights by exchanging one share of Common Stock or an equivalent security for each Right, other than Rights held by the acquiring person.

Anti-Dilution Provisions.  The purchase price for one one-thousandth of a share of Preferred Stock, the number of shares of Preferred Stock issuable upon the exercise of a Right and the number of outstanding Rights may be subject to adjustment in order to prevent dilution that may occur from a stock dividend, a stock split or a reclassification of the Preferred Stock.  No adjustments to the purchase price of Preferred Stock will be required until the cumulative adjustments would amount to at least 1% of the purchase price.

Amendments.  The terms of the Rights Agreement may be amended by the Company in any manner without the consent of the holders of the Company’s Common Stock until the Rights separate from the Common Stock and become exercisable.  After such date, the Company may not amend the agreement in a way that adversely affects the interests of the holders of the Rights.  Notwithstanding the foregoing, no amendment may be made at such time as the Rights are not redeemable, except to cure any ambiguity or correct or supplement any provision contained in the Rights Agreement which may be defective or inconsistent with any other provision therein.

Anti-Takeover Effects.  The Rights may have certain anti-takeover effects.  The Rights may cause substantial dilution to any person or group that attempts to acquire the Company without the approval of the Board.  As a result, the overall effect of the Rights may be to make more difficult a merger, tender offer or other business combination involving the Company that is not supported by the Board.

The Rights Agreement and the Resolutions are attached as Exhibits 4.1 and 3.1, respectively, to this Current Report on Form 8-K and are incorporated by reference into this item. This summary description of the Rights Agreement does not purport to be complete and is qualified in its entirety by reference to these exhibits.

Item 5.03                                             Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The Company filed the Resolutions for its Series A Junior Participating Preferred Stock with the Director of the Department of Commerce & Consumer Affairs of the State of Hawaii.  Series A Junior Participating Preferred Stock shall have the rights, preferences and privileges as further described in Item 3.03 of this Current Report on Form 8-K.  As of the date of this Current Report on Form 8-K, none of the shares of Series A Junior Participating Preferred Stock has been issued.  The description of the Series A Junior Participating Preferred Stock is qualified in its entirety by reference to the Resolutions, a copy of which is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01                                             Financial Statements and Exhibits.

(d)     Exhibits

Exhibit No.	Description

3.1	Resolutions of the Board of Directors of A & B II, Inc. authorizing Series A Junior Participating Preferred Stock

4.1

Rights Agreement, dated June 8, 2012, between A & B II, Inc. and Computershare Shareowner Services LLC, as Rights Agent (including the Form of Rights Certificate as Exhibit B and the Form of Summary of Rights to Purchase Preferred Stock as Exhibit C)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A & B II, Inc.

Date: June 13, 2012	By:	/s/ Stanley M. Kuriyama
		Name:	Stanley M. Kuriyama
		Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Resolutions of the Board of Directors of A & B II, Inc. authorizing Series A Junior Participating Preferred Stock

4.1

Rights Agreement, dated June 8, 2012, between A & B II, Inc. and Computershare Shareowner Services LLC, as Rights Agent (including the Form of Rights Certificate as Exhibit B and the Form of Summary of Rights to Purchase Preferred Stock as Exhibit C)